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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 31, 1997
                                                         --------------

                          EDUCATIONAL MEDICAL, INC.
                          -------------------------
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                  DELAWARE
                          -------------------------
               (STATE OR OTHER JURISDICTION OF INCORPORATION)


               000-21567                             65-0038445
       -----------------------           ---------------------------------
       (COMMISSION FILE NUMBER           (IRS EMPLOYER IDENTIFICATION NO.)


                           EDUCATIONAL MEDICAL, INC.
                      1327 NORTHMEADOW PARKWAY, SUITE 132
                             ROSWELL, GEORGIA 30076
           ---------------------------------------------------------
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)        (ZIP CODE)




     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:     (770) 475-9930
                                                        -------------------
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        (a) On March 31, 1997, Educational Medical, Inc. (the "Company") entered into an Agreement and Plan of Reorganization dated as of March 29, 1997 (the "Agreement") with Nebraska Acquisition Corp., a Delaware corporation ("Acquisition") and Educational Management, Inc., a Nebraska corporation ("Management"). The Company owns and operates postsecondary educational institutions. Management was the owner of two postsecondary educational institutions in the state of Nebraska: Lincoln School of Commerce located in Lincoln, Nebraska and Nebraska College of Business located in Omaha, Nebraska (collectively, the "Schools"). Pursuant to the terms of the Agreement, Management was merged into Acquisition leaving Acquisition as the surviving corporation (the "Merger"). Acquisition, which was formed for the sole purpose of effecting the Merger, is a wholly owned subsidiary of the Company. Pursuant to the Agreement and the Plan of Merger attached thereto, the shareholders of Management received shares of the Company's Common Stock based on an exchange ratio of 1.02857 shares for the Company's Common Stock for each share previously held in Management. In order to effect the exchange, the Company issued an additional 761,263 shares of its Common Stock. The Company entered into the Agreement to reflect that it is jointly and severally liable with Acquisition with regard to the obligations which are provided for in the Agreement.


        As a consequence of the Merger, the Company acquired the real property on which the Schools are located and the Company paid off a first mortgage in the amount of approximately $1,100,000. Title to these properties was acquired by virtue of execution of Partnership Warranty Deeds in favor of Management prior to the Merger. Prior to the Merger, the locations were operated as postsecondary educational institutions and the Company intends to continue to use the real property in the same manner.

        The Company expects to account for the Merger as a pooling-of-interests pursuant to the provisions of Accounting Principles Board Opinion No. 16 ("APB 16").

        Certain of Management's key employees agreed not to compete with the Company and its schools for a period of ten (10) years in 2 cases and five (5) years in the remaining cases. In return for the execution of the non-competition and confidentiality agreements, the Company is obligated to make payments totaling $300,000 to these parties. The payments are to occur in varied scheduled installments, with all payments to be complete 60 days from the date of the Merger.

        The foregoing description of the Agreement and Plan of Reorganization, and the documents contemplated thereby, and the transactions contemplated by such documents, does not purport to be complete and is qualified in its entirety by reference to each of such documents, copies of which are filed as exhibits hereto.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a) Financial Statements of Business Acquired: Will be filed by Amendment not later than 60 days from April 15, 1997.

        (b)      Pro Forma Financial Information Relative to Acquired Business:
                 Will be filed by Amendment not later than 60 days from April 15, 1997.

        (c)      Exhibits

                 10.1 Agreement and Plan of Reorganization dated as of March 29, 1997, by and among the Company, Acquisition and Management with attached Exhibit A - Plan of Merger;

                 10.2 Escrow Agreement dated as of March 29, 1997 by and among the Company, Acquisition and Richard O. Wikert, the Lila Rhude Trust, the Scott L. Rhude Trust, the A. Lauren Rhude Trust, Roger B. Bojens and Sacks Tierney, P.A. as Escrow Agent.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             EDUCATIONAL MEDICAL, INC.




Date:  April 15, 1997.                       By: /s/ Morris C. Brown
                                                -----------------------------
                                                Morris C. Brown, Secretary


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